UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 14, 2005

(Date of earliest event reported)

PEAK INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	0-29332	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38507 Cherry Street, Unit G, Newark, California 94560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 449-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2005, the Board of Directors of Peak International Limited (the “Company”) appointed Ms. Katie Fung to the position of Vice President, Principal Accounting Officer effective February 8, 2005.

Prior to this appointment, Ms. Fung was employed by the Company’s subsidiary Peak Plastic & Metal Products (International) Limited beginning in August 2003 and was promoted to Vice President, Finance in May 2004. From January 2002 to August 2003, Ms. Fung served as Associate Director of Investment and Financing at Kong Sun Holdings Limited, a company listed in Hong Kong. From June 2000 to November 2001, Ms. Fung served as Senior Manager of Auditing and Business Advisory Services at Ernst & Young (Hong Kong). Ms. Fung has a bachelor degree in economics from the University of London.

In connection with Ms. Fung’s appointment, the Company has agreed to grant her an option to purchase 25,000 shares of the Company’s common stock at the fair market price on the date of grant, which will vest quarterly over three years, with a four-year term.

Ms. Fung’s employment with the Company is currently subject to an Offer Letter dated July 31, 2003 from the Company’s subsidiary Peak Plastic & Metal Products (International) Limited to Ms. Fung, which provides for base compensation of HK$71,700 per month, plus a bonus of 1.5 month’s salary (pro-rated in the event of an incomplete year of service). Pursuant to the terms of the Offer Letter, Ms. Fung was granted an option to purchase 25,000 shares of the Company’s common stock at the fair market price on the date of grant, vesting quarterly over three years, with a four-year term. The Offer Letter provides for immediate vesting of all of Ms. Fung’s stock options in the event of actual or constructive termination after an acquisition or merger of the Company in which the Company’s stockholders retain less than 50% of the Company’s equity. The initial term of the Offer Letter is two years, with a six-month probation period. After the probation period, Ms. Fung’s employment may be terminated by the Company with not less than six months’ written notice or payment of base compensation in lieu thereof or by Ms. Fung with not less than 90 days’ written notice. However, the Company may terminate Ms. Fung’s employment without notice in the event of a material breach of the Company’s Code of Ethics. The employment agreement also incorporates standard provisions relating to the protection and confidentiality of the Company’s intellectual property rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAK INTERNATIONAL LIMITED

Dated: February 28, 2005.	By:	/s/ William Snyder
William Snyder
Chief Financial Officer